SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                January 17, 1997

                    ________________________________________


                            THERMO ECOTEK CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                      1-13572             04-3072335
        (State or other juris-      (Commission         (I.R.S. Employer
         diction of incorpora-      File Number)          Identification
         tion or organization)                             Number)

        245 Winter Street, Suite 300                      02154
        Waltham, Massachusetts                            (Zip Code)
        (Address of principal
         executive offices)

                                 (617) 370-1500
                         (Registrant's telephone number
                              including area code)


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        Item 2.   Acquisition or Disposition of Assets
                  ------------------------------------

             On January 17, 1997, Thermo Ecotek Corporation (the "Company") through its wholly-owned subsidiary, Thermo Trilogy Corp., acquired substantially all of the assets (the "Assets") of biosys, inc. ("biosys"), including the stock of a wholly-owned subsidiary, Agrisense-BCS, Ltd., a U.K. company, for approximately $11,200,000 in cash (the "Purchase Price"). The Assets consist of the business of biosys, a producer of pheromone, neem/azadiractin, nematodes, and virus-based biopesticide products, as well as disease resistant sugar cane, based in Columbia, Maryland (the "biosys Business").

             In September 1996, biosys filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company, through Thermo Trilogy Corp., acquired the Assets from biosys as part of an auction conducted by biosys. The Purchase Price represents the Company's bid in the auction for the Assets. The Company based its bid in part on the Company's estimate of projected sales and profits to be generated by the biosys Business. The sale of the Assets was subject to, and received, approval by the bankruptcy court on January 7, 1997.

             The acquisition was made pursuant to an Asset Purchase Agreement dated as of December 24, 1996 (the "Agreement"), among Thermo Trilogy Corp., biosys, inc., Crop Genetics International Corporation and Agridyne Technologies, Inc., both of which are wholly owned subsidiaries of biosys. The Purchase Price was funded entirely from cash on hand.

             The Company has no present intention to use the Assets for purposes materially different from the purposes for which such assets were used prior to the acquisition, however, simultaneously upon closing, the Company abandoned certain equipment which was immaterial and unnecessary to the operation of the biosys Business. Further, the Company will review the biosys Business and its assets, corporate structure, capitalization, operations, properties, and policies, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.
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        Item 7.   Financial Statements, Pro Forma Combined Condensed
                  --------------------------------------------------
                 Financial Information and Exhibits
                 ----------------------------------

             (a) Financial Statements of Business Acquired: as it is impracticable to file such information at this time, it will be filed by amendment on or prior to April 1, 1997.

             (b) Pro Forma Financial Information: as it is impracticable to file such information at this time, it will be filed by amendment on or prior to April 1, 1997.

             (c)  Exhibits

             2 Asset Purchase Agreement dated as of December 24, 1996 by and among Thermo Trilogy Corp., a wholly-owned subsidiary of Thermo Ecotek Corporation, biosys, inc., Crop Genetics International Corporation and Agridyne Technologies, Inc. Pursuant to Item 601(b)(2) of regulation S-K, schedules to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.
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                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 31st day of January 1997.

                                           THERMO ECOTEK CORPORATION


                                           By:  /s/ Paul F. Kelleher
                                               ----------------------
                                                Paul F. Kelleher
                                                Chief Accounting Officer









        AA970300005
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                            THERMO ECOTEK CORPORATION

                                  Exhibit Index



        Exhibit No.              Description of Exhibit
        -----------              ----------------------

             2 Asset Purchase Agreement dated as of December 24, 1996 by and among Thermo Trilogy Corp., a wholly-owned subsidiary of Thermo Ecotek Corporation, biosys, inc., Crop Genetics International Corporation and Agridyne Technologies, Inc. Pursuant to Item 601(b)(2) of regulation S-K, schedules to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.